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                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (File Nos. 333-126328 and 811-21780) (the "Registration Statement") of MFS(R) Series Trust XII (the "Trust"), of my opinion dated July 5, 2006, appearing in Post-Effective Amendment No. 1 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on July 5, 2006.


                                        SUSAN A. PEREIRA
                                        ----------------------------------------
                                        Susan A. Pereira
                                        Assistant Secretary and Assistant Clerk

Boston, Massachusetts
August 25, 2006